EXHIBIT 1.1

AVALONBAY COMMUNITIES, INC.

3,200,000
Shares of Common Stock ($0.01 par value)

Underwriting Agreement

September 5, 2024

Goldman Sachs & Co. LLC
BofA Securities, Inc.

Deutsche Bank Securities Inc.

Morgan Stanley & Co. LLC

c/o            Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o            BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o            Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

c/o            Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

AvalonBay Communities, Inc., a corporation organized under the laws of Maryland (the “Company”), and each of Goldman Sachs & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC in their capacities as sellers of Borrowed Securities (as defined below) (the “Forward Sellers”), at the Company’s request in connection with the separate letter agreements, each dated the date hereof, between the Company (each such letter agreement, an “Initial Forward Sale Agreement” and, together, the “Initial Forward Sale Agreements”) and each of Goldman Sachs & Co. LLC, BofA Securities, Inc., Deutsche Bank AG, London Branch and Morgan Stanley & Co. LLC (in their capacities as counterparties under their respective Forward Sale Agreements, the “Forward Purchasers”), relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Initial Forward Sale Agreements), of a number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) equal to the number of Borrowed Securities sold by each of the Forward Sellers pursuant to this Agreement (as defined below), confirm their respective agreements with Goldman Sachs & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC (collectively, the “Representatives” and each of the several underwriters named in Schedule A attached hereto, together with the Representatives, collectively, the “Underwriters”) with respect to (i) the sale by the Forward Sellers (with respect to an aggregate of 3,200,000 shares (the “Borrowed Underwritten Securities”)) of Common Stock and the Company (with respect to any Company Top-Up Underwritten Securities (as defined below)), severally and not jointly, to the Underwriters, and the purchase by the Underwriters, severally and not jointly, of such Borrowed Underwritten Securities and (ii) the grant by the Forward Sellers (with respect to an aggregate of up to 480,000 shares (the “Borrowed Option Securities”)) and the Company (with respect to any Company Top-Up Option Securities (as defined herein)), severally and not jointly, of an option to purchase by the Underwriters, severally and not jointly, such shares, if and to the extent that the Representatives shall have determined to exercise such option on their behalf. This underwriting agreement is herein referred to as the “Agreement.” The Borrowed Underwritten Securities and the Company Top-Up Underwritten Securities are herein referred to collectively as the “Underwritten Securities”). The Company Top-Up Underwritten Securities and the Company Top-Up Option Securities are herein referred to collectively as the “Top-Up Securities.” The Borrowed Option Securities and the Company Top-Up Option Securities are herein referred to collectively as the “Option Securities.” The Borrowed Underwritten Securities and the Borrowed Option Securities are herein referred to collectively as the “Borrowed Securities.” The Underwritten Securities and the Option Securities are herein referred to collectively as the “Securities.” If only the Representatives are listed on Schedule A attached hereto, any references to “Underwriters” in this Agreement shall instead mean the Representatives.

As used herein, the term “subsidiary” means any corporation, limited liability company, partnership, trust, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners, trustees or similar positions thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other subsidiaries of the Company (or a combination thereof).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement (File No. 333-277313) on Form S-3, covering the registration of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “Securities Act”), including the related preliminary prospectus, which registration statement became effective upon filing under Rule 462(e) (“Rule 462(e)”) of the rules and regulations of the Commission under the Securities Act. Such registration statement and the prospectus constituting a part thereof (including in each case the information, if any, deemed pursuant to Rule 430B under the Securities Act to be part of the registration statement at the time of effectiveness (the “Rule 430 Information”)), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any prospectus relating to the Registration Statement (and any amendments thereto) filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits the Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 7:00 p.m., New York City time, on September 5, 2024, the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Prospectus”): the Preliminary Prospectus dated September 5, 2024, the information agreed to in writing by the Company and the Underwriters as set forth on Schedule B hereto as the information to be conveyed by the Underwriters to the purchasers of Securities and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

1.            Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter, Forward Purchaser and Forward Seller as set forth below in this Section 1.

(a)            Effectiveness of Registration Statement. The Registration Statement is an “automatic shelf registration statement” that has been filed with the Commission not earlier than three years prior to the date hereof; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission. No notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.

(b)            Compliance with Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), complied or will comply in all material respects with the requirements of the Securities Act. Each Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Preliminary Prospectus or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c)            Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Time of Sale Prospectus, at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of any Additional Closing Date (each as hereinafter defined), as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any amendment thereto or the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(d)            Issuer Free Writing Prospectus. Other than (i) the Registration Statement, (ii) the Preliminary Prospectus, (iii) each free writing prospectus listed on Annex A hereto, (iv) the Prospectus, (v) any electronic road show or (vi) any document not constituting a prospectus under Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act and referred to herein as an “Issuer Free Writing Prospectus”), unless such written communication is approved in writing in advance by the Representatives. Each Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(e)            Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus, and any amendment or supplement thereto, when they became or become effective under the Securities Act or were or are filed with the Commission, as the case may be, conformed or will conform in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or, taken together, omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Organization, Power and Authority of Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland with the power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and otherwise to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Company is qualified to do business and in good standing in each jurisdiction in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where any such failure, considering all such cases in the aggregate, would not reasonably be expected to have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(g)            Organization, Power and Authority and Capitalization of Subsidiaries. As of the date of this Agreement, the Company does not have any “significant subsidiaries” (as defined in Rule 12b-2 under the Exchange Act). Each of the Company’s subsidiaries is an entity duly organized or formed, as the case may be, and, in the case of each such subsidiary that is a corporation, limited partnership or limited liability company, is validly existing and in good standing (to the extent the concept of good standing exists in such jurisdiction) under the laws of its respective jurisdiction of organization or incorporation, except where any such failure, considering all such cases in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s subsidiaries has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and otherwise to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where any such failure, considering all such cases in the aggregate, would not reasonably be expected have a Material Adverse Effect. Each of the Company’s subsidiaries is qualified to do business in good standing (to the extent the concept of good standing exists in such jurisdiction) as a corporation, limited partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where any such failure, considering all such cases in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except for the stock or other interests in the subsidiaries or as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company does not own, directly or indirectly, or have any direct or indirect ownership interest in any shares of stock or any other equity interests of any corporation, association or other entity where such interest is individually material to the Company. Except as otherwise described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, all of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except for such ownership by others or Liens that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or except where such Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)            Capitalization. The Company’s authorized equity capitalization is as set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. The outstanding securities of the Company, including the outstanding shares of common stock, $0.01 par value per share (the “Common Stock”) and the outstanding shares of each series of preferred stock, have been duly authorized and are validly issued, fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of Liens, except for such ownership by others or Liens that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or except where such Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i)             Financial Statements. Except as otherwise stated therein and except, in the case of interim periods, for the notes thereto and normal year-end adjustment, (i) the consolidated financial statements and the related notes thereto of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, that would apply to financial statements included in a filing under the Exchange Act or Securities Act and present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the results of operations and the changes in cash flows for the periods specified, (ii) such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein), and the supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information required to be stated therein, and (iii) the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the financial statements presented therein and the accounting records of the Company and presents fairly the information shown thereby. Any interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. Ernst & Young LLP (the “Accountants”), who has delivered its audit report with respect to the Company’s consolidated financial statements and schedules, is an independent registered public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(j)             Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act. Since the end of the Company’s most recently completed fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recently completed fiscal year, the Company is not aware of any material weaknesses in the Company’s internal controls (whether remediated or not).

(k)            Securities. The Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Forward Sale Agreements; and when issued and delivered by the Company to the Forward Purchasers against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements, the Securities will be validly issued, fully paid and nonassessable and will not be subject to any preemptive rights or similar rights.

(l)              Agreement and Forward Sale Agreements. The Company has the corporate power and authority to enter into this Agreement and the Initial Forward Sale Agreements. This Agreement has been duly authorized, executed and delivered by the Company. Each of the Initial Forward Sale Agreements has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Forward Sellers, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms thereof, except to the extent that enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law), (iii) the discretion of the court before which any proceeding therefor may be brought, (iv) requirements that a claim with respect to any Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States (collectively, the “Enforceability Limitations”). Prior to any sale of Borrowed Option Securities, each Additional Forward Sale Agreement (as defined below) will be duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Forward Sellers, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms thereof, except to the extent that enforcement thereof may be limited by the Enforceability Limitations.

(m)           No Conflicts. The execution, delivery and performance by the Company of this Agreement and the Forward Sale Agreements, the issuance and sale of the Securities and the consummation of the transactions contemplated by this Agreement and the Forward Sale Agreements will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon the Current Communities or the Development Communities (each as described in the Time of Sale Prospectus) (collectively, the “Communities”) or any of the other assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter of the Company, as amended through the date hereof (the “Charter”), or the bylaws of the Company, as amended through the date hereof (the “Bylaws”), the articles or certificate of incorporation or bylaws or partnership agreement or operating agreement of any of the Company’s subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or other governmental agency or governmental body having jurisdiction over the Company, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would not materially and adversely affect the ability of the Company to perform its obligations under this Agreement and the Forward Sale Agreements.

(n)            No Material Adverse Change. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, Time of Sale Prospectus and the Prospectus, (i) there has not been any material change in the capital stock (other than (v) grants pursuant to employee or director equity compensation, benefit, stock purchase or equity incentive plans described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as such plans may be amended from time to time, (w) the repurchase of shares of Common Stock under the stock repurchase program described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as such program may be amended from time to time, (x) the issuance of shares of Common Stock upon the exercise of options or vesting of rights to purchase or acquire shares of Common Stock outstanding as of the date hereof and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the issuance of shares of Common Stock upon redemption or conversion of units of limited partnership interests, (y) shares of Common Stock to be issued to certain employees in connection with the deferment of income and (z) the sale of shares or commitment to sell shares of Common Stock under the Company’s fifth continuous equity program described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution declared, set aside for payment, paid or made by the Company on any class of capital stock (other than in the ordinary course of business), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, that is material to the Company and its subsidiaries taken as a whole.

(o)            Company Not an Investment Company. The Company is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(p)            No Material Actions or Proceedings. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no pending or, to the knowledge of the Company, threatened investigation, action, suit or proceeding against or affecting the Company or any of its subsidiaries or any of the Communities before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and there are no statutes or regulations or current, pending or, to the Company’s knowledge, threatened, legal, governmental or regulatory claims, actions, suits or proceedings that would be required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(q)            Filing of Contracts. There are no contracts or other documents of a character required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act that have not been so described or filed.

(r)            Licenses and Permits. The Company and each of its subsidiaries have all governmental licenses, permits, consents, orders, approvals and other authorizations, and have made all declarations and filings with the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or required to carry on its business as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for such licenses, permits, consents, orders, approvals, other authorizations, declarations and filings the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of them has received any notice of proceedings relating to the revocation or modification of any such governmental license, permit, consent, order, approval or other authorization or has any reason to believe that any such governmental license, permit, consent, order, approval or other authorization will not be renewed in the ordinary course which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(s)            No Further Consents Required. No consent, approval, authorization or order of, or filing with, any court or governmental agency or governmental body is required for the consummation of the transactions contemplated by this Agreement and the Forward Sale Agreements in connection with the issuance or sale of the Securities by the Company, except (i) such as have been obtained or may be required under the Securities Act and the Exchange Act or (ii) such consents, approvals, authorizations, orders or filings as may be required under applicable state securities laws in connection with the sale, purchase or distribution of the Securities by the Underwriters or the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prohibit or prevent the consummation of the transactions contemplated herein.

(t)            Title to Properties. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company or its subsidiaries, as applicable, has good and marketable title to the Communities, free and clear of all liens or encumbrances, except such as (i) are Permitted Encumbrances or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. “Permitted Encumbrances” shall mean each of the following: (1) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s and other similar liens and encumbrances for construction in progress or which have otherwise arisen in the ordinary course of business; (2) liens for taxes not yet delinquent or being contested in good faith and for which there are adequate reserves on the financial statements of the owner of the applicable property; (3) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or materially interfere with the ordinary course business of the Company or any of its subsidiaries; and (4) liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business. Except as is disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Company and each of its subsidiaries has valid, subsisting and enforceable leases with its tenants for the properties described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as leased by it, (ii) the Company has no knowledge of any pending or threatened condemnation that will in any material manner affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company or its subsidiaries, and (iii) the Company has no knowledge of any pending or threatened proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company or its subsidiaries. To the knowledge of the Company, the use and occupancy of each of the properties of the Company and its subsidiaries complies with all applicable codes and zoning laws and regulations, except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)            Mortgages. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the mortgages and deeds of trust encumbering the Communities are not convertible into equity securities and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)            Title Insurance. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company, directly or indirectly, has obtained title insurance in favor of the mortgagee, the Company or its subsidiaries with respect to each of the Communities, in such amounts as is prudent and customary for companies engaged in similar businesses.

(w)           No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(x)            No Labor Disputes. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no labor dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is threatened, except, in either case, as would not reasonably be expected to have a Material Adverse Effect.

(y)            Compliance With Environmental Laws. Except in each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries: (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes or the arrangement for such activities (“Environmental Laws”); (ii) have received or will receive and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received written notice of any actual, pending or threatened claim or potential liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location) or facilities or real property (whether owned, leased or operated) and the Company is not aware of any facts or conditions that could reasonably be expected to give rise to any such claim or liability.

(z)            Insurance. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries are insured (including self-insurance) with policies covering their respective properties, operations, personnel and businesses, which insurance (other than earthquake insurance) is in such amounts that the Company reasonably deems to be commercially reasonable; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage, to the extent that such coverage is then available at commercially reasonable cost, from similar insurers or to provide self-insurance as may be necessary to continue its business. The Company maintains earthquake insurance on the Communities to the extent described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Company and its subsidiaries are in compliance with the terms of such policies and instruments, except as would not reasonably be expected to have a Material Adverse Effect.

(aa)          REIT Status. The Company has elected to be taxed as a “real estate investment trust” (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and will use its best efforts to continue to be organized and will continue to operate in a manner so as to qualify as a REIT under Sections 856 through 860 of the Code, unless the Board of Directors determines that it is no longer in the best interest of the Company to continue to be so qualified.

(bb)         Compliance with ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; (ii) to the knowledge of the Company, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(cc)          Status under the Securities Act. The Company is not an “ineligible issuer” and is a “well-known seasoned issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.

(dd)         Title to Personal Property. The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) are set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ee)          Title to Intellectual Property. The Company and its subsidiaries own or possess rights to use all material trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”) reasonably necessary for the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; to the Company’s knowledge, the conduct of the respective businesses of the Company and its subsidiaries as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not conflict in any material respect with any Intellectual Property rights of others; and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others, except in all cases as would not have, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)           No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers or stockholders of the Company or its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and that is not so described in such documents.

(gg)         Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed through the date hereof, or have requested extensions thereof (except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect or except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus) and have paid all taxes indicated by such returns to the extent such taxes have become due, except for any such taxes (i) being contested in good faith or (ii) as would not reasonably be expected to have a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(hh)         No Unlawful Contributions. The Company and its subsidiaries have conducted their businesses in material compliance with the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) and the Bribery Act 2010 of the United Kingdom, and neither the Company nor its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or its subsidiaries has (i) made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus which has not been so disclosed, (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iv) violated or is in violation of any provision of the FCPA and the rules and regulations thereunder, including, without limitation, by making use of the mails or any means or instrumentality of U.S. interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA, or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii)            Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries thereunder (collectively, the “Money Laundering Laws”). The Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of violating the Money Laundering Laws.

(jj)            Compliance with Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, or His Majesty’s Treasury (“Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory that, at the time of such financing, is the subject of any Sanctions.

(kk)          No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except in all cases as would not reasonably be expected to have a Material Adverse Effect or except pursuant to the terms of any indebtedness (or pursuant to the terms of any contemplated indebtedness) of the Company or its subsidiaries set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ll)            No Broker’s Fees. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and the Forward Sale Agreements) that would give rise to a valid claim against the Company, its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(mm)       Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(nn)         Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo)         Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(pp)         Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(qq)         Disclosure Controls. The Company and its subsidiaries maintain, on a consolidated basis, an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and is reasonably designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including, but not limited to, controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(rr)           Actively-Traded Securities. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

(ss)          Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Company to be adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted and, to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, other than those not reasonably expected to have a Material Adverse Effect. To the knowledge of the Company, (i) there have been no breaches or violations of (or unauthorized access to) the Company or its subsidiaries’ IT Systems or any personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) processed or stored by or on behalf of the Company or its subsidiaries, nor are there any pending internal investigations relating to the same, (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including Personal Data) and (iii) the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws, statutes and regulations and contractual obligations relating to the privacy and security of IT Systems and Personal Data, in each case except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus or as would not reasonably be expected to have a Material Adverse Effect.

2.            Representations and Warranties by the Forward Sellers. Each of the Forward Sellers, severally and not jointly, represents and warrants to the Company and each Underwriter that:

(a)            This Agreement has been duly authorized, executed and delivered by such Forward Seller. At the Closing Date and any Additional Closing Date, as the case may be, such Forward Seller will have full right, power and authority to sell, transfer and deliver the applicable Borrowed Securities.

(b)            The applicable Initial Forward Sale Agreement between the Company and the applicable Forward Purchaser has been duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the applicable Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms.

(c)            Prior to any sale of Borrowed Option Securities, the related Additional Forward Sale Agreement between the Company and the related Forward Purchaser will be duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, will constitute a legal, valid and binding obligation of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms.

(d)            Such Forward Seller shall, at the Closing Date or Additional Closing Date, as the case may be, have the free and unqualified right to transfer any Borrowed Securities, to the extent that it is required to transfer such Borrowed Securities hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Securities and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Borrowed Securities purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

3.            Purchase and Sale.

(a)            Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of the Forward Sellers (with respect to the Borrowed Underwritten Securities) and the Company (with respect to any Company Top-Up Underwritten Securities), severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Forward Sellers (with respect to the Borrowed Underwritten Securities) and the Company (with respect to any Company Top-Up Underwritten Securities), at a purchase price of $219.73 per share (the “Purchase Price”), the respective number of Securities set forth opposite such Underwriter’s name in Schedule A attached hereto, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. Each Forward Seller’s obligations pursuant to this Section 3(a) are several and not joint and extend solely to the respective number of Borrowed Underwritten Securities specified opposite its name in Schedule A.

(b)            In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Forward Sellers (with respect to any Borrowed Option Securities) and the Company (with respect to any Company Top-Up Option Securities), severally and not jointly, hereby grant an option to the several Underwriters, severally and not jointly, to purchase (i) up to the number of Borrowed Option Securities set forth in Schedule A (in the case of the Forward Sellers) and (ii) up to the total number of Company Top-Up Option Securities (in the case of the Company), in each case at the Purchase Price; provided that, with respect to such Option Securities, the Purchase Price shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on such Option Securities. Each of the Forward Sellers’ obligations extend solely to the number of Borrowed Option Securities specified opposite its name on Schedule A (or such number increased as set forth in Section 10 hereof).

(i)            Within one business day after notice is given, the Company shall execute and deliver to each of the Forward Purchasers separate additional letter agreements between the Company and each such Forward Purchaser (each such letter agreement, an “Additional Forward Sale Agreement” and, together, the “Additional Forward Sale Agreements”) relating to the forward sale by the Company, subject to the Company’s right to elect Physical Settlement, Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreements), of a number of shares equal to the aggregate number of Borrowed Option Securities being purchased by the Underwriters from the Forward Sellers pursuant to the exercise of such option, on terms substantially similar to the Initial Forward Sale Agreements as agreed to by the parties. Upon such execution by the Company and the Forward Purchasers, based upon the warranties and representations and subject to the terms and conditions herein contained, the Forward Sellers (or, in the case of any Company Top-Up Option Securities, the Company) hereby agree to sell to the several Underwriters such number of Borrowed Option Securities at the Purchase Price. The Initial Forward Sale Agreements and the Additional Forward Sale Agreements are herein referred to collectively as the “Forward Sale Agreements.”

(ii)           The number of Option Securities to be purchased by each Underwriter shall be the number of Option Securities which bears the same ratio to the aggregate number of Option Securities being purchased as the number of Underwritten Securities set forth opposite the name of such Underwriter in Schedule A attached hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Securities purchased from the Forward Sellers (or the Company) by the several Underwriters, subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion shall make. The option hereby granted may be exercised through and including the 30th day after the date hereof, and may be exercised in whole or in part from time to time upon notice by the Underwriters to the Company, the Forward Purchasers and the Forward Sellers setting forth the number of Option Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (the “Additional Closing Date”) shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date.

(c)            If (i) any of the representations and warranties of the Company contained in Section 1 or any certificate delivered by the Company pursuant hereto is not true and correct as of the date hereof and as of Closing Date or such Additional Closing Date, as the case may be, as if made as of the Closing Date or such Additional Closing Date, as the case may be, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date or such Additional Closing Date, as the case may be, (iii) any of the conditions set forth in Section 7 have not been satisfied on or prior to the Closing Date or such Additional Closing Date, as the case may be, (iv) this Agreement shall have been terminated pursuant to Section 11 on or prior to the Closing Date or Additional Closing Date, as the case may be, or the Closing Date or such Additional Closing Date, as the case may be, shall not have occurred, (v) any of the conditions set forth in Section 3 of the Forward Sale Agreements shall not have been satisfied on or prior to the Closing Date or such Additional Closing Date, as the case may be, or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreements are not true and correct as of the date hereof or as of the Closing Date or as if made as of the Closing Date or such Additional Closing Date, as the case may be (clauses (i) through (vi), together, the “Conditions”), then the applicable Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Securities otherwise deliverable on such date. In addition, in the event a Forward Seller determines that (A) it or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale a number of Borrowed Securities to be sold and delivered by it hereunder in connection with establishing a commercially reasonable hedge position or (B) in its commercially reasonable judgment either it is impracticable to do so or it or its affiliate would incur a stock loan cost of more than a rate equal to 200 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date or such Additional Closing Date, as the case may be, the aggregate number of shares of Common Stock that such Forward Seller or its affiliate is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.

(d)            If any of the Forward Sellers elects, pursuant to Section 3(c), not to borrow and deliver for sale to the Underwriters on the Closing Date or such Additional Closing Date, as the case may be, the total number of Borrowed Securities to be sold by it hereunder, such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 8:30 A.M., New York City time, on the Closing Date or such Additional Closing Date, as the case may be. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver the applicable Top-Up Securities prior to the business day following notice to the Company of the relevant number of Securities so deliverable in accordance with this Section 3(c).

4.            Delivery and Payment.

(a)            Delivery of and payment for the Underwritten Securities shall be made to the Forward Sellers (with respect to the Borrowed Underwritten Securities) or to the Company (with respect to any Company Top-Up Underwritten Securities) at 9:00 A.M., New York City time, on September 9, 2024, or at such time on such later date not more than one New York business day (two New York business days, if the pricing occurs after 4:30 P.M., New York City time, on any given day) after the foregoing date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters, the Forward Sellers and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Borrowed Underwritten Securities to the Forward Sellers and of the Company Top-Up Underwritten Securities to the Underwriters shall be made against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Forward Sellers or the Company, as applicable. Delivery of the Underwritten Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriters or the Forward Sellers shall otherwise instruct.

(b)            If the option provided for in Section 3(b) hereof is exercised after the business day prior to the Closing Date, delivery of the Option Securities shall be made to the Underwriters on the date specified by the Underwriters (in accordance with Section 3(b)) for the respective accounts of the several Underwriters. Payment for any Option Securities shall be made by the Underwriters to the Forward Sellers (with respect to any Borrowed Option Securities) or the Company (with respect to any Company Top-Up Option Securities) by wire transfer of immediately available funds to bank accounts designated by the Forward Sellers and the Company, as the case may be, against delivery to the Underwriters for their respective accounts of certificates or security entitlements for the Underwritten Securities to be purchased by them at 9:00 A.M. (New York City time), on the Additional Closing Date, or such other time not later than seven business days after such date as shall be agreed upon by the Underwriters, the Forward Sellers or the Company, as applicable, or as otherwise agreed to by the relevant parties.

Certificates for the Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full New York business day before the Closing Date or Additional Closing Date, as the case may be. The certificates for the Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than 9:00 A.M., New York City time, on the New York business day prior to the Closing Date or Additional Closing Date, as the case may be.

5.            Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus and the Time of Sale Prospectus.

6.            Agreements. The Company agrees with the several Underwriters, the Forward Purchasers and the Forward Sellers that:

(a)            Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)            Delivery of Copies. The Company will deliver, without charge, upon request (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)            Amendments or Supplements; Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)            Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, at any time on or prior to the later of (x) the Prospectus Delivery Period and (y) the Closing Date, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Prospectus or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Prospectus or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)            Time of Sale Prospectus. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Time of Sale Prospectus as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Prospectus will comply with law.

(f)             Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)            Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)            Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; it being understood and agreed that such earnings statement shall be deemed to have been made available by the Company if such earnings statement is made available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

(i)             Clear Market. The Company will not, and will not publicly disclose an intention to, without the prior written consent of the Representatives, for a period of 30 days from the date hereof, (i) offer, sell, contract to sell or otherwise dispose of any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that the Company may issue, sell, contract to sell or otherwise dispose of or grant options for, shares of any Common Stock of the Company or securities convertible into, or exchangeable for, shares of any Common Stock of the Company: (1) any shares of Common Stock that are issued by the Company pursuant to this Agreement; (2) the issuance by the Company of shares of Common Stock upon the exercise of options or vesting of rights to purchase or acquire shares of Common Stock outstanding as of the date hereof and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the issuance of shares of Common Stock upon redemption or conversion of units of limited partnership interests; (3) the issuance of shares of Common Stock, options to acquire Common Stock, restricted stock units, restricted stock or other equity awards pursuant to the Company’s Second Amended and Restated 2009 Equity Incentive Plan, as amended, or other employee compensation plans as such plans are in existence on the date hereof and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (4) the issuance of shares of Common Stock to certain employees in connection with the deferment of income; (5) the issuance of Common Stock pursuant to the filing of a registration statement on Form S-8 relating to any employee benefit plan or Form S-4 or amendments thereto; (6) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of Common Stock; (7) the issuance of shares of Common Stock pursuant to the Company’s employee stock purchase plan, (8) the issuance of shares of Common Stock pursuant to the Company’s dividend reinvestment plan and (9) the issuance of shares of Common Stock as consideration for the acquisition by the Company or one of its subsidiaries from a third party of assets or of equity interests of any other entity which entity would, after giving effect to the acquisition of such equity interests, be a subsidiary of the Company.

(j)             Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities, if any, as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds.”

(k)            No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l)             Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

7.            Conditions to the Obligations of the Underwriters and the Forward Sellers.

(a)            Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of any Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 6(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)            Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date and any Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date and any Additional Closing Date, as the case may be.

(c)            No Material Adverse Change. No event or condition of a type described in Section 1(n) (No Material Adverse Change) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Prospectus (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus.

(d)            Officer’s Certificate. The Representatives, the Forward Purchasers and the Forward Sellers shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Prospectus and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 1(a) (Effectiveness of Registration Statement), 1(b) (Compliance with Securities Act) and 1(c) (Accurate Disclosure) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (b) and (c) above.

(e)            Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Accountants shall have furnished to the Representatives and the Forward Sellers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters and the Forward Sellers, in form and substance reasonably satisfactory to the Representatives and the Forward Sellers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to the Closing Date or such Additional Closing Date, as the case may be.

(f)             Opinion and 10b-5 Statement of Counsel for the Company. Goodwin Procter LLP, counsel for the Company, shall have furnished to the Representatives, the Forward Purchasers and the Forward Sellers at the request of the Company, their written opinion and to the Representatives, their 10b-5 statement, each dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, the Forward Purchasers and the Forward Sellers, as applicable, in form and substance reasonably satisfactory to the Representatives, the Forward Purchasers and the Forward Sellers, as applicable.

(g)            Opinion of Tax Counsel for the Company. Goodwin Procter LLP, tax counsel for the Company, shall have furnished to the Representatives, the Forward Purchasers and the Forward Sellers at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, to the effect that, subject to the assumptions and qualifications therein commencing with the taxable year ending December 31, 1994, the form of organization of the Company and its operations are such as to enable the Company to qualify as a “real estate investment trust” under the applicable provisions of the Code.

(h)            Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives, the Forward Purchasers and the Forward Sellers shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and the Representatives shall have received a 10b-5 statement, addressed to the Underwriters, the Forward Purchasers and the Forward Sellers, as applicable, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, the Forward Purchasers and the Forward Sellers with respect to such matters as the Representatives, the Forward Purchasers and the Forward Sellers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)             No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(j)             Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization and in such other jurisdictions as the Representatives may reasonably request, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)            Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.            Payment of Expenses.

(a)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters relating to such registration or qualification up to a maximum of $10,000); and (v) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc., if any, and the approval of the Securities for book-entry transfer by DTC. For the avoidance of doubt, except as provided in this Section 8, the Underwriters will pay all of their costs and expenses, including the fees of their counsel and their own travel and lodging expenses in connection with any “road show” presentation to potential investors.

(b)            If (i) this Agreement is terminated pursuant to clause (ii) of Section 11, or (ii) the sale of the Securities provided for herein is not consummated because any condition to the obligation of the Underwriters and the Forward Sellers set forth in Section 7 hereof is not satisfied because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Forward Sellers or the Forward Purchasers, the Company agrees to reimburse the Underwriters, the Forward Sellers and the Forward Purchasers for all documented out-of-pocket costs and expenses (including the reasonable and itemized fees and expenses of their counsel) reasonably incurred by the Underwriters, the Forward Sellers and the Forward Purchasers in connection with this Agreement and the offering contemplated hereby; provided that in the case of a termination pursuant to Section 10(c), the Company shall have no obligation to reimburse the defaulting Underwriter for such costs and expenses.

9.            Indemnification and Contribution.

(a)            Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, Forward Purchaser, Forward Seller, the directors, officers, employees and agents of each Underwriter, Forward Purchaser and Forward Seller, each person who controls any Underwriter, Forward Purchaser and Forward Seller within the meaning of either the Securities Act or the Exchange Act and each of the Underwriters’, Forward Purchasers’ or Forward Sellers’ affiliates that participates in the distribution of securities against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Prospectus, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter, Forward Seller or Forward Purchaser furnished to the Company in writing by such Underwriter through the Representatives or such Forward Seller or Forward Purchaser expressly for use therein.

(b)            Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless (i) the Company, each of its directors and its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) each Forward Seller and Forward Purchaser and each person who controls any Forward Seller or any Forward Purchaser within the meaning of either the Securities Act or the Exchange Act, if any, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter, Forward Seller or Forward Purchaser furnished to the Company in writing by such Underwriter through the Representatives of such Forward Seller or Forward Purchaser expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Prospectus, it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the first two sentences under the heading “Offering Price, Commissions and Discounts” and (iii) the first and second paragraphs (including bullet points) under the heading “Price Stabilization, Short Positions and Penalty Bids.”

(c)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel, which shall be limited to one firm in each jurisdiction) for all Indemnified Persons, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred, upon receipt of a written request for payment thereof accompanied by a written statement with reasonable supporting detail of such fees and expenses. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability or claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)            Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, the Forward Sellers and the Forward Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters, the Forward Sellers and the Forward Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the parties shall be deemed to be the same respective proportions as: (i) in the case of the Company, the net proceeds from the offering of the Securities (before deducting expenses) received by the Company (such net proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreements, assuming Physical Settlement (as defined in the Forward Sale Agreements)), (ii) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters and (iii) in the case of the Forward Sellers and the Forward Purchasers, the aggregate Spread (as defined in the Forward Sale Agreements) retained by the Forward Purchasers under the Forward Sale Agreements, net of any costs associated therewith, as reasonably determined by the Forward Sellers. The relative fault of the Company on the one hand and the Underwriters, Forward Sellers and the Forward Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters, the Forward Sellers and the Forward Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)             Limitation on Liability. The Company, the Underwriters, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)             Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.           Default by an Underwriter.

(a)            If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Prospectus and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Prospectus and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule A hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 8 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.          Termination. This Agreement may be terminated, in the absolute discretion of the Representatives, the Forward Purchasers and the Forward Sellers, by notice given to the other parties prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading shall have been suspended by the or materially limited on the NYSE; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared either by Federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

12.          Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters and the Forward Sellers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Forward Purchasers, the Forward Sellers or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13.          Additional Issuance and Sale by the Company.

(a)            In the event that (i) all the Conditions are not satisfied on or prior to the Closing Date or Additional Closing Date, as the case may be, and (ii) any of the Forward Sellers elects, pursuant to Section 3(c), not to deliver the total number of Borrowed Securities deliverable by such Forward Seller hereunder then the Company shall issue and sell to the Underwriters on the Closing Date or Additional Closing Date, as the case may be, pursuant to Section 3, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Securities otherwise deliverable on such date that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding one business day in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 13(a), (i) in lieu of Borrowed Underwritten Securities are referred to herein as the “Company Top-Up Underwritten Securities” and (ii) in lieu of any Borrowed Option Securities are referred to herein as the “Company Top-Up Option Securities.”

(b)            No Forward Purchaser or Forward Seller shall have any liability whatsoever for any Borrowed Securities that a Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Closing Date, or the Additional Closing Date, as the case may be, and such Forward Seller elects, pursuant to Section 3(c) not to deliver and sell to the Underwriters the Borrowed Securities to be sold by it or (ii) such Forward Seller determines that (A) it or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale a number of Borrowed Securities to be sold and delivered by it hereunder in connection with establishing a commercially reasonable hedge position or (B) in its commercially reasonable judgment either it would be impracticable to do so or it or its affiliate would incur a stock loan cost of more than a rate equal to 200 basis points per annum with respect to all or any portion of such shares to do so.

14.           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters and Forward Sellers shall be directed to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; BofA Securities, Inc., One Bryant Park, New York, NY 10036, Email: dg.ecm_execution_services@bofa.com, Attention: Syndicate Department, with a copy to Email: dg.ecm_legal@bofa.com, Attention: ECM Legal; Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York  10019, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 1 Columbus Circle, 19th Floor, New York, New York 10019, Attention: General Counsel, dbcapmarkets.gcnotices@list.db.com; Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, and notices to the Forward Purchasers shall be directed to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; BofA Securities, Inc., One Bryant Park, New York, NY 10036, Email: dg.ecm_execution_services@bofa.com, Attention: Syndicate Department, with a copy to Email: dg.ecm_legal@bofa.com, Attention: ECM Legal; Deutsche Bank AG, London Branch, 1 Columbus Circle, New York, New York  10019, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 1 Columbus Circle, 19th Floor, New York, New York 10019, Attention: General Counsel, dbcapmarkets.gcnotices@list.db.com; Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, with a copy (which shall not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, NY 10001; Attention: David J. Goldschmidt. Notices to the Company shall be given to it at AvalonBay Communities, Inc., 4040 Wilson Blvd., Suite 1000, Arlington, Virginia 22203 (fax: (703) 329-4830); Attention: Legal Department, with a copy (which shall not constitute notice) to: Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018 (fax: (212) 253-4047); Attention: Audrey S. Leigh, Esq.

15.           Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and

(ii)           Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

17.           Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.           Consent to Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

19.           WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

20.           Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21.           Entire Agreement.

(a)            This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, the Underwriters, the Forward Purchasers and the Forward Sellers with respect to the Registration Statement, the preliminary prospectus, the Issuer Free Writing Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)            The Company acknowledges that in connection with the offering of the Securities the Underwriters, the Forward Purchasers and the Forward Sellers are acting solely in the capacity of an arm’s length contractual counterparty to the Company and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriters, the Forward Purchasers or the Forward Sellers is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters, the Forward Purchasers and the Forward Sellers shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters, the Forward Purchasers or the Forward Sellers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, the Forward Purchasers or the Forward Sellers, respectively and shall not be on behalf of the Company.

22.           USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their clients, as well as other information that will allow the Underwriters to properly identify their clients.

23.           Assignment. Notwithstanding anything herein to the contrary, without notice to or the consent of the parties hereto, no party may assign its rights and obligations under this Agreement.

24.           Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

25.           Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the parties hereto.

Very truly yours,

By:	/s/ Kevin P. O’Shea
Name:	Kevin P. O’Shea
Title:	Chief Financial Officer

[Signature Page – Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN SACHS & CO. LLC

By:	/s/ Ryan Cunn
Name:	Ryan Cunn
Title:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ Hicham Hamdouch
Name:	Hicham Hamdouch
Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ben Selinger
Name:	Ben Selinger
Title:	Managing Director

By:	/s/ Reza Akhavi
Name:	Reza Akhavi
Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Eric Rosenblum
Name:	Eric Rosenblum
Title:	Executive Director

For themselves and as Representatives of the several Underwriters named in Schedule A hereto.

[Signature Page – Underwriting Agreement]

Accepted as of the date first above written.

GOLDMAN SACHS & CO. LLC

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities as set forth in this Agreement

By:	/s/ Ryan Cunn
Name:	Ryan Cunn
Title:	Managing Director

GOLDMAN SACHS & CO. LLC

Acting in its capacity as Forward Seller

By:	/s/ Ryan Cunn
Name:	Ryan Cunn
Title:	Managing Director

[Signature Page – Underwriting Agreement]

Accepted as of the date first above written.

BOFA SECURITIES, INC.

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities as set forth in this Agreement

By:	/s/ Hicham Hamdouch
Name:	Hicham Hamdouch
Title:	Managing Director

BOFA SECURITIES, INC.

Acting in its capacity as Forward Seller

By:	/s/ Hicham Hamdouch
Name:	Hicham Hamdouch
Title:	Managing Director

[Signature Page – Underwriting Agreement]

Accepted as of the date first above written.

DEUTSCHE BANK AG, LONDON BRANCH

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities as set forth in this Agreement

By:	/s/ Daniel Byun
Name:	Daniel Byun
Title:	Director

By:	/s/ Joachim Sciard
Name:	Joachim Sciard
Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

Acting in its capacity as Forward Seller

By:	/s/ Ben Selinger
Name:	Ben Selinger
Title:	Managing Director

By:	/s/ Reza Akhavi
Name:	Reza Akhavi
Title:	Managing Director

[Signature Page – Underwriting Agreement]

Accepted as of the date first above written.

MORGAN STANLEY & CO. LLC

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities as set forth in this Agreement

By:	/s/ Eric Rosenblum
Name:	Eric Rosenblum
Title:	Executive Director

MORGAN STANLEY & CO. LLC

Acting in its capacity as Forward Seller

By:	/s/ Eric Rosenblum
Name:	Eric Rosenblum
Title:	Executive Director

[Signature Page – Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Underwritten Securities to be Purchased
Goldman Sachs & Co. LLC	800,000
BofA Securities, Inc.	800,000
Deutsche Bank Securities Inc.	800,000
Morgan Stanley & Co. LLC	800,000
Total	3,200,000

Name of Forward Seller	Number of Borrowed Underwritten Securities to be Sold	Number of Borrowed Option Securities to be Sold
Goldman Sachs & Co. LLC	800,000	120,000
BofA Securities, Inc.	800,000	120,000
Deutsche Bank Securities Inc.	800,000	120,000
Morgan Stanley & Co. LLC	800,000	120,000
Total	3,200,000	480,000

SCHEDULE B

Issuer:	AvalonBay Communities, Inc.

Number of Securities:	3,200,000 shares of Common Stock (3,680,000 shares of Common Stock if the underwriters’ option to purchase additional shares is exercised in full)

Price to public (per share):	$222.00

ANNEX A

List of Issuer Free Writing Prospectuses

1.            None.